Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of XL Capital Ltd on Form S-3 (File No. 333-130537), Form S-3 (333-130036), Form S-3 (File No. 333-116245), Form S-3 (File No. 333-101288), Form S-3 (File No. 333-76988), Form S-3 (File No. 333-72018), Form S-3 (File No. 333-66976), Form S-3 (File No. 333-62257), Form S-8 (File No. 333-89568), Form S-8 (File No. 333-81451), Form S-8 (File No. 333-62137), and Form S-8 (File No. 333-46250) of our report dated March 6, 2006, except with respect to Notes 1 and 29 of the consolidated financial statements, as to which the date is November 8, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
New York, New York
November 8, 2006